                                                                    Exhibit 10.9

                        EXECUTIVE EMPLOYMENT AGREEMENT

           THIS AGREEMENT made as of the 21st day of December, 1999.
BETWEEN:

                        Canadian Cable Consultants Inc.
             a corporation incorporated under the laws of Ontario
                (hereinafter referred to as the "Corporation")

                              OF THE FIRST PART,

                                    - and -
                                William McGill
                             of the City of Barrie
                          in the Province of Ontario
                 (hereinafter referred to as the "Executive"),

                              OF THE SECOND PART.

     WHEREAS the Corporation wishes to retain the services of the Executive to provide the services hereinafter described during the term hereinafter set out;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties agree as follows:


1. EMPLOYMENT

     The Corporation shall employ the Executive, unless such employment shall be terminated earlier as hereinafter provided. Subject to the terms and conditions of this Agreement and applicable law, the Corporation hereby employs Executive, and the employee agrees to serve, as President of the Corporation. In such capacity, the Executive shall perform such duties and exercise such power related thereto as may from time to time be assigned to him by the Chief Executive Officer to achieve the annual business plans.

   This agreement is effective January 3, 2000.


2. DUTIES

   The Executive shall serve the Corporation and any associates or affiliates of the Corporation in such capacity or capacities and shall perform such duties and exercise such powers pertaining to the management and operation of the Corporation and any associates or affiliates of the Corporation (as those terms are defined in the Canada Business Corporations Act) as may be determined from time to time by the board of directors of the Corporation consistent with the office of the Executive.

     Without limitation of the foregoing, the Executive shall occupy the office of President of the Corporation. The Executive shall:

     (a) devote his full time and attention and his best efforts during normal business hours to the business and affairs of the Corporation;

     (b) perform those duties that may reasonably be assigned to the Executive diligently and faithfully to the best of the Executive's abilities and in the best interests of the Corporation; and

     (c) use his best efforts to promote the interests and goodwill of the Corporation.

     The nature of the Executive's duties hereunder may also require reasonable amounts of domestic and international travel. It is understood, however, that the Executive will not be required to relocate without his consent.


3.  REPORTING PROCEDURES

     The Executive shall report to the Chief Executive Officer. The Executive shall report fully on the management, operations and business affairs of the Corporation and advise to the best of his ability and in accordance with reasonable business standards on business matters that may arise from time to time during the term of this agreement.


4.  REMUNERATION

     The annual base salary payable to the Executive for his services hereunder for the first year of the term of this agreement shall be $105,000, exclusive of bonuses, benefits and other compensation. The annual base salary payable to the Executive for his services hereunder for each successive year of the term of this agreement, exclusive of bonuses, benefits and other compensation, shall increase based on the performance of the Executive and the Corporation in the preceding fiscal year of the Corporation.

     The annual base salary payable to the Executive pursuant to the provisions of this section 4 shall be payable in bi-weekly installments in arrears or in such other manner as may be mutually agreed upon. The Chief Executive Officer shall review base salary annually.


5.  SHARE BONUS

  If the holding company is publicly trading and if the corporation employs the Executive two years after the execution of this agreement, the Executive shall be entitled to purchase up to 300,000 shares of the holding company at an exercise price of $1.00 Canadian.

     In the event that the Corporation or its holding company completes an initial public offering or other going public transaction, the Executive agrees to pool or escrow some or all of the Bonus Shares as may be required by underwriters or agents retained by the Corporation or its holding company or by applicable securities regulation.


6.  BENEFITS

     During the term of this agreement, the Executive shall be entitled to participate in the benefits program offered by the Corporation to members of its senior management.


7.  NO FURTHER SALARY OR BONUS ADJUSTMENTS

     Other than as herein provided, there shall be no cost-of-living increase or merit increase in the annual base salary or the Executive bonus unless agreed to in writing by the Board of Directors of the Corporation.


8.  VACATION

     The Executive shall be entitled to three weeks' paid vacation per fiscal year of the Corporation at a time approved in advance by the Chief Executive Officer of the Corporation, which approval shall not be unreasonably withheld but shall take into account the staffing requirements of the Corporation and the need for the timely performance of the Executive's responsibilities.


9.  AUTOMOBILE

     The Corporation shall pay the Executive mileage, at rates permitted by the Income Tax Act (Canada), to reimburse the Executive for all reasonable operating costs of a vehicle, including leasing costs, insurance, maintenance, gas and oil, properly incurred or to be incurred in connection with the Executive carrying out his duties hereunder. The Executive shall supply the Corporation with such documentation in support of his claims as the Corporation may reasonably require.


10. EXPENSES

     The Executive shall be reimbursed for all reasonable travel and other out-of-pocket expenses actually and properly incurred by the Executive from time to time in connection with carrying out his duties hereunder. For all such expenses the Executive shall furnish to the Corporation originals of all invoices or statements in respect of which the Executive seeks reimbursement.


11. TERMINATION

     (a) For Cause

     The Corporation may terminate the employment of the Executive without notice or any payment in lieu of notice for cause, which without limiting the generality of the foregoing, shall include:

     (i) if there is a repeated and demonstrated failure on the part of the Executive to perform the material duties of the Executive's position in a competent manner and where the Executive fails to substantially remedy the failure within a reasonable period of time after receiving written notice of such failure from the Corporation;

     (ii) if the Executive is convicted of a criminal offence involving fraud or dishonesty;

     (iii) if the Executive or any member of his family makes any personal profit arising out of or in connection with a transaction to which the Corporation is a party or with which it is associated without making disclosure to and obtaining the prior written consent of the Corporation;

     (iv) if the Executive fails to honour his fiduciary duties to the Corporation, including the duty to act in the best interests of the Corporation; or

     (v) if the Executive disobeys reasonable instructions given in the course of employment by the Board of Directors of the Corporation that are not inconsistent with the Executive's management position and not remedied by the Executive within a reasonable period of time after receiving written notice of such disobedience.

     (b)   For Disability/Death

     The Corporation may immediately terminate this agreement by notice to the Executive if the Executive becomes subject to a disability. As used herein, "disability" shall mean that the Executive shall fail or be unable to perform his duties hereunder as the result of any physical or mental disability, with reasonable accommodation as required by law, for a period of 60 days whether or not consecutive in any 180 day period. The parties agree that the Corporation shall have the option to declare that this Agreement shall have been frustrated and the Corporation may at its option terminate this Agreement upon not less than fifteen (15) calendar days' notice.

     This agreement shall terminate without notice upon the death of the Executive.


12. SEVERANCE PAYMENTS

     Upon termination of the Executive's employment: (i) for cause; (ii) by the voluntary termination of employment of the Executive (resignation); (iii) as a result of disability; (iv) as a result of death; or (v) by the non-renewal of this Agreement, the Executive shall not be entitled to any severance payments other than compensation earned by the Executive before the date of termination calculated pro rata up to and including the date of termination and reimbursement for business expenses as provided in paragraph 11 that were incurred prior to the termination of the Executive's employment. The Corporation shall not be obligated to pay any other amounts under this agreement after the date of such termination, including any liabilities pursuant to the Employment Standards Act (Ontario).

13. CONFIDENTIALITY

     The Executive acknowledges and agrees that:

     (a) in the course of performing his duties and responsibilities as an Executive of the Corporation, he has had and will continue in the future to have access to and has been and will be entrusted with detailed confidential information and trade secrets (printed or otherwise) concerning past, present, future and contemplated products, services, operations and marketing techniques and procedures of the Corporation and its subsidiaries, including, without limitation, information relating to addresses, preferences, needs and requirements of past, present and prospective clients, customers, suppliers and Executives of the Corporation and its subsidiaries (collectively, "Trade Secrets"), the disclosure of any of which to competitors of the Corporation or to the general public, or the use of same by the Executive or any competitor of the Corporation or any of its subsidiaries, would be highly detrimental to the interests of the Corporation;

     (b) in the course of performing his duties and responsibilities for the Corporation, the Executive has been and will continue in the future to be a representative of the Corporation to its customers, clients and suppliers and as such has had and will continue in the future to have significant responsibility for maintaining and enhancing the goodwill of the Corporation with such customers, clients and suppliers and would not have, except by virtue of his employment with the Corporation, developed a close and direct relationship with the customers, clients and suppliers of the Corporation;

     (c) the Executive, as an officer of the Corporation, owes fiduciary duties to the Corporation, including the duty to act in the best interests of the Corporation; and

     (d) the right to maintain the confidentiality of the Trade Secrets, the right to preserve the goodwill of the Corporation and the right to the benefit of any relationships that have developed between the Executive and the customers, clients and suppliers of the Corporation by virtue of the Executive's employment with the Corporation constitute proprietary rights of the Corporation, which the Corporation is entitled to protect.

     In acknowledgement of the matters described above and in consideration of the payments to be received by the Executive pursuant to this agreement, the Executive hereby agrees that he will not, during the period commencing on the date hereof and ending ten years following the termination of the term of this agreement, directly or indirectly disclose to any person or in any way make use of (other that for the benefit of the Corporation), in any manner, any of the Trade Secrets, provided that such Trade Secrets shall be deemed not to include information that is or becomes generally available to the public other than as a result of disclosure by the Executive.

14. NON-SOLICITATION

     The Executive hereby agrees that he will not, during the period commencing on the date hereof and ending two years following the termination of the term of this agreement, be a party to or abet any solicitation of customers, clients or suppliers of the Corporation or any of its associates or affiliates (as those terms are defined in the Canada Business Corporations Act) to transfer business from the Corporation or any of its associates or affiliates to any other person, or seek in any way to persuade or entice any Executive of the Corporation or any of its associates or affiliates to leave that employment or to be a party to or abet any such action.

15. NON-COMPETITION

     The Executive covenants and agrees that he will not, either during the term of this agreement and his employment, or at any time within a period of one year following the date of termination of his employment for any reason whatsoever, without the prior written consent of the Board of Directors of the Corporation, whether individually or in partnership or jointly or in conjunction with any person or persons, firms, partnership, corporation, or other legal entity, whether as principal, agent, shareholder or in any other capacity whatsoever, carry on, be engaged in, employed by, or have any interest in any business similar to the business now or at any time during the employment of the Executive hereunder was carried on by the Corporation or any of its associates or affiliates (a "Competitive Business"). This will not prohibit, however, the Executive from acquiring or holding not more than 5% of any class of equity securities of any publicly traded corporation engaged in a Competitive Business.

16. DISCLOSURE

     During the employment period, the Executive shall promptly disclose to the Board of Directors full information concerning any interest, direct or indirect, of the Executive (as owner, shareholder, partner, lender or other investor, director, officer, Executive, consultant or otherwise) or any member of his family in any business that is reasonably known to the Executive to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to the Corporation or to any of its suppliers or customers.

17. RETURN OF MATERIALS

     All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporation or any of its associates or affiliates (as those terms are defined in the Canada Business Corporations Act) that may come into the possession or control of the Executive shall at all times remain the property of the Corporation or such associates or affiliates, as the case may be. On termination of the Executive's employment for any reason, the Executive agrees to immediately deliver to the Corporation all such property of the Corporation in the possession of the Executive or directly or indirectly under the control of the Executive. The Executive agrees not to make for his personal or business use or that of any other party, reproductions or copies of any such property or other property of the Corporation.

18. GOVERNING LAW

     This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

19. SEVERABILITY

     If any provision of this agreement, including the breadth or scope of such provision, shall be held by any court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions, or part thereof, of this agreement and such remaining provisions, or part thereof, shall remain enforceable and binding.

20. LIFE INSURANCE

     It is agreed that the Corporation or any of its associates or affiliates (as those terms are defined in the Canada Business Corporations Act) shall have the right to obtain life insurance on the Executive's life, at the Corporation's sole expense and with the Corporation or such associate or affiliate as the sole beneficiary thereof. The Executive shall: (a) cooperate fully in obtaining such life insurance; (b) sign any necessary consents, applications and other related forms or documents and (c) take any reasonably required medical examinations.

21. ENFORCEABILITY

     The Executive hereby confirms and agrees that the covenants and restrictions pertaining to the Executive contained in this agreement, including, without limitation, those contained in sections 14, 15, 16, 17 and 18 hereof, are reasonable and valid and hereby further acknowledges and agrees that the Corporation would suffer irreparable injury in the event of any breach by the Executive of his obligations under any such covenant or restriction. Accordingly, the Executive hereby acknowledges and agrees that damages would be an inadequate remedy at law in connection with any such breach and that the Corporation shall therefore be entitled in lieu of any action for damages, temporary and permanent injunctive relief enjoining and restraining the Executive from any such breach.

22. MODIFICATION

     This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this Agreement.

23. NO ASSIGNMENT

     The Executive may not assign, pledge or encumber the Executive's interest in this agreement nor assign any of the rights or duties of the Executive under this agreement without the prior written consent of the Corporation.

24. SUCCESSORS

     This agreement shall be binding on and enure to be benefit of the successors and assigns of the Corporation and the heirs, executors, personal legal representatives and permitted assigns of the Executive.

25. NOTICES

     Any notice or other communication required or permitted to be given hereunder shall be in writing and either delivered by hand or mailed by prepaid registered mail. At any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise, a notice so mailed shall be deemed to have been received three (3) business days after the postmarked date thereof or, if delivered by hand, shall be deemed to have been received at the time it is delivered. If there is a general discontinuance of postal service due to strike, lock-out or otherwise, a notice sent by prepaid registered mail shall be deemed to have been received three (3) business days after the resumption of postal service. Notices shall be addressed as follows:

     a)  If to the Corporation:

               Canadian Cable Consultants Inc.
               30 West Beaver Creek Road
               Richmond Hill, Ontario
               L4B 3K1

               Tel: 905-881-6474
               Fax: 905-881-1152

     b)  If to the Executive:

               William McGill
               215 Dunlop St. E. Suite 701
               Barrie, ON L4M 1B2

               Tel: (705) 722-1035
               Fax: (905) 881-1152

26. COUNTERPARTS

     This Agreement may be executed simultaneously in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same original.

27. ENTIRE AGREEMENT

     This Agreement represents the entire agreement between the Company and the Executive with respect to the subject matter hereof and all prior agreements relating to the Executive's employment or compensation, written or oral, are nullified and superseded hereby.


28. LEGAL ADVICE

     The Executive hereby represents and warrants to the Corporation and acknowledges and agrees that he had the opportunity, at the Corporation's expense to seek and was not prevented nor discouraged by the Corporation from seeking independent legal advice prior to the execution and delivery of this agreement and that, in the event that he did not avail himself of that opportunity prior to signing this agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defence to the enforcement of his obligations under this agreement.

   IN WITNESS WHEREOF this agreement has been executed by the parties hereto as of the date first above written.

SIGNED, SEALED & DELIVERED    )      Canadian Cable Consultants Inc.
in the presence of:           )
                              )
                              )      /s/ Kim Allen
                                     ------------------------------------
                              )      Kim Allen
                              )      Chief Executive Officer
                              )
                              )
/s/ Angelo Boujos             )      /s/ William McGill
_________________________            ------------------------------------
Witness                       )      William McGill